SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                 (Amendment No.)

                           Filed by the Registrant (X)
                 Filed by a Party other than the Registrant ( )

                           Check the appropriate box:

                         (X) Preliminary Proxy Statement
     ( ) Confidential, for Use of the Commission Only (as permitted by Rule
                                  14a-6(e)(2))
                          () Definitive Proxy Statement
                       ( ) Definitive Additional Materials
             ( ) Soliciting Material Pursuant to Section 240.14a-12

                                   ICOA, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

               Payment of Filing Fee (Check the appropriate box):

                               (X) No fee required

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
                                     0-11.

                  1) Title of each class of securities to which
                              transaction applies:

         2) Aggregate number of securities to which transaction applies:

                 3) Per unit price or other underlying value of
                  transaction computed pursuant to Exchange Act
                  Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               4) Proposed maximum aggregate value of transaction:

                               5) Total fee paid:

               ( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           1) Amount Previously Paid:
                2) Form, Schedule or Registration Statement No.:
                                3) Filing Party:
                                 4) Date Filed:

                                   ICOA, INC.
                                111 Airport Road
                                Warwick, RI 02889
                               Tel: (401)739-9205
                               Fax: (401)739-9215

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

A special meeting of stockholders of ICOA, Inc. (the "Company"), will be held at 111 Airport Road, Warwick, Rhode Island on December __, 2003, at 10 a.m., local time, for the following purposes:

1. to approve an amendment to the Company's Articles of Incorporation to increase our authorized common stock from 150,000,000 shares to 500,000,000 shares;

2. to approve an amendment to the Company's Articles of Incorporation to create an authorized class of 50,000,000 shares of preferred stock; and

3. to transact any other business as may properly come before the meeting or at any adjournment thereof.


         Our board of directors has fixed the close of business on November 26, 2003, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting during regular business hours at our corporate headquarters, 111 Airport Road, Warwick, RI 02889.

       All of our stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the special meeting of stockholders, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

                                YOUR VOTE IS IMPORTANT
IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                       By Order of the Board of Directors,


                               -----------------------------------
                                George Strouthopoulos,
                                President and Chief Executive Officer
                                     , 2003

                                PRELIMINARY COPY

                                   ICOA, INC.
                                111 Airport Road
                                Warwick, RI 02889
                                Tel:(401)739-9205
                                Fax: 401)739-9215

                                 PROXY STATEMENT

GENERAL

SOLICITATION OF PROXIES. This proxy statement is being furnished to the stockholders of ICOA, Inc., a Nevada corporation, in connection with the solicitation of proxies by our board of directors for use at our special meeting of stockholders to be held at our offices at 111 Airport Road, Warwick, RI at 10 a.m., local time, on December ___, 2003, or at any adjournment thereof. A copy of the notice of meeting accompanies this proxy statement. It is anticipated that the mailing of this proxy statement will commence on or about _________ _, 2003.

COST OF SOLICITATION. We will bear the costs of soliciting proxies. In addition to the use of the mails, certain directors or officers of our company may solicit proxies by telephone, facsimile or personal contact. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

OUTSTANDING VOTING SHARES. Only stockholders of record at the close of business on November 26, 2003, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had __________ outstanding shares of common stock, par value $.0001 per share. The common stock constitutes the sole outstanding class of voting securities of the Company. Each share of common stock entitles the holder thereof to one vote on all matters submitted to shareholders.

VOTE REQUIRED FOR APPROVAL. A majority of the outstanding shares of our Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Special Meeting but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. Shares of common stock will vote with respect to each proposal. Proposals 1 and 2 each require the affirmative vote of a majority of the votes eligible to be voted by holders of shares represented at the special meeting in person or by proxy. With respect to proposals 1 and 2, votes may be cast by a stockholder in favor or against the proposals or a stockholder may elect to abstain. Since votes withheld and abstentions will be counted for quorum purposes and are deemed to be present for purposes of the respective proposals, they will have the same effect as a vote against each matter.

Under the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or in a similar representative or fiduciary capacity with authority to vote, or (ii) the broker is acting under the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved

VOTING YOUR PROXY. Proxies in the accompanying form, properly executed and received by us prior to the special meeting and not revoked, will be voted as directed. In the absence of direction from the stockholder, properly executed proxies received prior to the special meeting will be voted FOR Proposals 1 and
2. You may revoke your proxy by giving written notice of revocation to our Secretary at anytime before it is voted, by submitting a later-dated proxy or by attending the special meeting and voting your shares in person. Stockholders are urged to sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of November 6, 2003, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each named executive officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

Name and Address of              Amount and Nature of            Percent of
Beneficial Owner (1)             Beneficial Ownership (2)    Outstanding Shares
--------------------             ------------------------    ------------------

Directors and Named
  Executive Officers

George Strouthopoulos                  9,383,033                      6.2%
Erwin Vahlsing, Jr.                      200,200                        *
William P. Lord                            0                            *
All the Officers and Directors         9,583,233                      6.3%
  as a Group

*      Less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner is c/o ICOA, Inc., 111 Airport Road, Warwick, RI 02889.

(2) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

                                 PROPOSAL NO. 1


INCREASE AUTHORIZED COMMON STOCK FROM 150,000,000 SHARES TO 500,000,000 SHARES

On November 6, 2003, the Board of Directors unanimously approved a resolution, subject to shareholder approval, amending the Company's Articles of Incorporation to increase the number of shares of common stock from 150,000,000 shares to 500,000,000 shares.

The Board of Directors has determined that it would be in the best interests of the Company to amend its Articles of Incorporation to increase the number of shares of common stock from 150,000,000 shares to 500,000,000 shares in order to facilitate corporate financing and other plans of the Company, which are intended to foster its growth and flexibility. The Board of Directors believes that the increase in the number of shares of common stock may assist the Company in achieving its business objectives by making financing easier to obtain. The Board may use the common stock from time to time for any proper corporate purpose, including acquisitions of other businesses or properties, raising of additional capital, future stock splits, stock dividends or other distributions, as well as stock options and other equity benefits under employee benefit plans. The shares of common stock could be issued publicly or privately.

Possible Effects of Amendment Regarding Increase in the Authorized Common Stock

Even though not intended by the Board, the possible overall effect of the amendment on the holders of common stock may include dilution of common stock holders' voting power and percentage ownership of the Company, an adverse effect on the market price of the common stock and the continuation of the current management of the Company. The Board believes that the financial flexibility offered by the amendment outweighs any of its disadvantages.

Effectiveness of the Increase in Authorized Common Stock

If approved by the Company's shareholders, the increase in authorized common stock will become effective upon the filing of the Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada. The Board intends to file the Amendment to the Articles of Incorporation as soon as practicable once shareholder approval is obtained.

No Appraisal Rights

Under Nevada law, the Company's shareholders are not entitled to appraisal rights with respect to the increase in authorized common stock.

Required Vote

The affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock is required to approve and ratify Proposal No. 1.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION AND APPROVAL OF THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK FROM 150,000,000 SHARES TO 500,000,000 SHARES.

                                 PROPOSAL NO. 2

                                  AMENDMENT OF
                   THE COMPANY'S ARTICLES OF INCORPORATION TO
        CREATE A CLASS OF 50,000,000 SHARES OF AUTHORIZED PREFERRED STOCK

On November 6, 2003, the Board of Directors unanimously approved an amendment to the Company's Articles of Incorporation to create an authorized class of 50,000,000 shares of preferred stock, par value $.0001 per share.

The Board of Directors has determined that it would be in the best interests of the Company to authorize the creation of 50,000,000 shares of preferred stock. Under the terms of the preferred stock, the Board would be empowered, with no need for further shareholder approval, to issue preferred stock in one or more series, and with such dividend rates and rights, liquidation preferences, voting rights, conversion rights, rights and terms of redemption and other rights, preferences, and privileges as determined by the Board.

The Board of Directors has determined that it would be in the best interests of the Company to amend its Articles of Incorporation to authorize a class of preferred stock in order to facilitate corporate financing and other plans of the Company, which are intended to foster its growth and flexibility. The Board of Directors believes that the creation of the class of preferred stock may assist the Company in achieving its business objectives by making financing easier to obtain. Under the terms of the preferred stock, the Board would be empowered, with no need for further shareholder approval, to issue preferred stock in one or more series, and with such dividend rates and rights, liquidation preferences, voting rights, conversion rights, rights and terms of redemption and other rights, preferences, and privileges as determined by the Board. The Board believes that the complexity of modern business financing and possible future transactions require greater flexibility in the Company's capital structure than currently exists. The Board will be permitted to issue preferred stock from time to time for any proper corporate purpose including acquisitions of other businesses or properties and the raising of additional capital. Shares of preferred stock could be issued publicly or privately, in one or more series, and each series of preferred stock could rank senior to the common stock of the Company with respect to dividends and liquidation rights.

In addition, if this proposal is approved, shares of redeemable preferred stock with an aggregate liquidation value of $300,000 and an 8% annual cumulative dividend, convertible into common stock at $.03 per share, will be issued by the Company to Laurus Master Fund, Ltd., Keshet, L.P., Nesher, Ltd. and Talbiya B. Investments, Ltd. (together, the "Investors"), as a portion of the consideration to be paid by the Company to the Investors under the terms of a Settlement Agreement effective July 21, 2003, under which the Investors agreed, in consideration for such preferred stock, to (1) terminate warrants to purchase up to 9,053,000 shares of the Company's common stock and (2) terminate $1,109,444 in principal amount of certain convertible notes of the Company. This undertaking by the Company to issue and deliver this preferred stock was subject to the Company's receipt of all necessary regulatory, corporate and shareholder approvals, including the approval by the Company's shareholders of the amendment of the Company's Articles of Incorporation to authorize a class of preferred stock, as described in this Proxy Statement. If the proposal to authorize a class of preferred stock is not approved, the Company will instead be required to issue to the Investors a convertible note in the principal amount of $300,000 with other terms similar to those that would have applied to the preferred stock.


Possible Effects of Amendment Regarding Preferred Stock

Even though not intended by the Board, the possible overall effect of the amendment on the holders of common stock may include the dilution of their ownership interests in the Company, the continuation of the current management of the Company, prevention of mergers with or business combinations by the Company and the discouragement of possible tender offers for shares of common stock.

Upon the conversion into common stock of shares of preferred stock issued with conversion rights, if any, the common stock holders' voting power and percentage ownership of the Company would be diluted and such issuances could have an adverse effect on the market price of the common stock. Additionally, the issuance of shares of preferred stock with certain rights, preferences and privileges senior to those held by the common stock could diminish the common stock holders' rights to receive dividends if declared by the Board and to receive payments upon the liquidation of the Company.

If shares of preferred stock are issued, approval by such shares, voting as a separate class, could be required prior to certain mergers with or business combinations by the Company. These factors could discourage attempts to purchase control of the Company even if such change in control may be beneficial to the common stock holders. Moreover, the issuance of preferred stock having general voting rights together with the common stock to persons friendly to the Board could make it more difficult to remove incumbent management and directors from office even if such changes would be favorable to shareholders generally.

If shares of preferred stock are issued with conversion rights, the attractiveness of the Company to a potential tender offeror for the common stock may be diminished. The purchase of the additional shares of common stock or preferred stock necessary to gain control of the Company may increase the cost to a potential tender offeror and prevent the tender offer from being made even though such offer may have been desirable to many of the common stock holders.

The ability of the Board, without any additional shareholder approval, to issue shares of preferred stock with such rights, preferences, privileges and restrictions as determined by the Board could be employed as an anti-takeover device. The amendment is not presently intended for that purpose and is not proposed in response to any specific takeover threat known to the Board. Furthermore, this proposal is not part of any plan by the Board to adopt anti-takeover devices and the Board currently has no present intention of proposing anti-takeover measures in the near future. In addition, any such issuance of preferred stock in the takeover context would be subject to compliance by the Board with applicable principles of fiduciary duty.

The Board believes that the financial flexibility offered by the amendment outweighs any of its disadvantages. To the extent the proposal may have anti-takeover effects, the proposal may encourage persons seeking to acquire the Company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a non-disruptive atmosphere and to discharge effectively its obligation to act on the proposed transaction in a manner that best serves all the shareholders' interests. It is also the Board's view that the existence of the preferred stock should not discourage anyone from proposing a merger or other transaction at a price reflective of the true value of the Company and which is in the interests of its shareholders.

Effectiveness of the Creation of the Authorized Class of Preferred Stock

If approved by the Company's shareholders, the creation of the authorized class of preferred stock will become effective upon the filing of the Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada. The Board intends to file the Amendment to the Articles of Incorporation as soon as practicable once shareholder approval is obtained.

No Appraisal Rights

Under Nevada law, the Company's shareholders are not entitled to appraisal rights with respect to the creation of the authorized class of preferred stock.

Required Vote

The affirmative written consent and approval of the holders of a majority of the voting power of the outstanding shares of common stock is required to approve and ratify Proposal No. 2.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION AND APPROVAL OF THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CREATE THE AUTHORIZED CLASS OF PREFERRED STOCK.

                                OTHER INFORMATION

In the event that there are any questions about the giving of a proxy with respect to the corporate actions proposed herein, or further assistance or information is required, please contact Mr. Erwin Vahlsing, Jr., ICOA, Inc., 111 Airport Road, Warwick, RI 02889, Tel: (401)739-9205.


                                       BY ORDER OF THE BOARD OF DIRECTORS

Date:              , 2003
                                       /s/
                                       ----------------------------------------

                                       ICOA, INC.

                                   ICOA, INC.

                                      PROXY

          The undersigned appoints George Strouthopoulos, or any other member of the board of directors, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of ICOA, Inc. (the "Company") which the undersigned is entitled to vote at the special meeting of stockholders to be held at 111 Airport Road, Warwick, RI 02889, on _________ ___, 2003, at 10 a.m., local time, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of, and proxy statement relating to, the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS OF ICOA, INC. RECOMMENDS A VOTE "FOR" THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

IF A PROXY IS SIGNED AND DATED BUT NOT MARKED, YOU WILL BE DEEMED TO HAVE VOTED "FOR" THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

1. Approval of the proposed amendment to the Articles of Incorporation to increase our authorized common stock from 150,000,000 shares to 500,000,000 shares:

          |_| FOR             |_| AGAINST              |_| ABSTAIN


2. Approval of the proposed amendment to the Articles of Incorporation to create a class of preferred stock consisting of 50,000,000 shares:

          |_| FOR             |_| AGAINST              |_| ABSTAIN


          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If you do not sign and return this proxy card or attend the meeting and vote by ballot, your shares cannot be voted. If you wish to vote in accordance with the board of directors' recommendations, just sign where indicated. You need not mark any boxes.

          Please sign your name below exactly as it appears hereon. When shares of common stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as its authorized officer. If a partnership, please sign in partnership name as its authorized person.

                                   Dated: ___________________, 2003



-------------------------------        ----------------------------------
Signature (Title, if any)              Signature if held jointly


PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                  EXHIBIT NO. 1

                  AMENDMENT TO THE ARTICLES OF INCORPORATION OF

                                   ICOA, INC.


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                  OF ICOA, INC.

         Pursuant to the applicable provisions of the Nevada Business Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

     FIRST: The present name of the corporation is ICOA, Inc.

     SECOND: The following amendments to its articles of incorporation were adopted by the shareholders of the corporation on , 2003 in the manner prescribed by Nevada Law.

                  RESOLVED: that the Article IV of the Articles of Incorporation of this Corporation be amended by deleting said Article IV in its entirety and by inserting the following, such that, as amended, Article IV shall be and shall read as follows:

                                   ARTICLE IV

                                     SHARES

                  Section 1. The aggregate number of shares stock which the corporation shall be authorized to issue is 550,000,000 shares, consisting of (a) 500,000,000 shares of nonassessable voting common stock having a par value of $.0001 per share ("Common Stock"), and (b) 50,000,000 shares of preferred stock, par value $.0001 per share ("Preferred Stock").

                  Section 2. Authority is hereby expressly granted to the Board of Directors of the corporation (or a committee thereof designated by the Board of Directors pursuant to the By-Laws of the corporation) to issue the Preferred Stock from time to time as Preferred Stock of any series and to declare and pay dividends thereon in accordance with the terms thereof and in connection with the operation of such series, to fix by the resolution or resolutions providing for the issuance of the shares thereof, the number of shares of such series, and the designations, powers, preferences and rights (including, without limitation, voting rights), and the qualifications, limitations and restrictions of such series to the fullest extent now or hereinafter permitted by the laws of the State of Nevada.

     THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was __________ shares.

     FOURTH: The number of shares voted for such amendment was _________ and the number of shares voted against such amendment was _______ shares.


         Dated this ___ day of _____, 2003.

Attest:                                              ICOA, INC.


_________________________                   By:____________________________
Erwin Vahlsing, Jr., Secretary                 George Strouthopoulos, President